Exhibit 10.44

AGREEMENT OF PURCHASE AND SALE

CH2M Hill

Office Campus

This Agreement of Purchase and Sale (the “Agreement”) is made and entered into as of this 11th day of September, 2007 (the “Effective Date”), by and between  Wells REIT II — South Jamaica Street, LLC, a Delaware limited liability company (“Purchaser”), and CH2M Hill, Inc., a Florida corporation (“Seller”).

IN CONSIDERATION of the respective agreements set forth in this Agreement, Seller and Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.01         Purchase and Sale.  Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, on the terms and conditions set forth in this Agreement all of Seller’s right, title and interest, if any, in and to, the following (collectively, the “Property”):

(a)           those certain parcels of land located in Englewood in the County of Douglas, State of Colorado; as more particularly described on Exhibit A (the “Land”), together with all easements and interests appurtenant thereto including, but not limited to, any streets or other public ways adjacent to the Land and any appurtenant development rights or water or mineral rights;

(b)           all improvements located on the Land (collectively, the “Improvements”); and

(c)           certain personal property owned by Seller, located on the Property and used solely to operate the Property as of the Settlement Date (collectively, the “Personal Property”) listed in Exhibit F;

1.02         Purchase Price.  The purchase price of the Property shall be  One Hundred Thirty Eight Million Four Hundred Ninety Thousand Eight Hundred Dollars ($138,490,800) (the “Purchase Price”).  The Purchase Price, plus or minus prorations and other adjustments pursuant to this Agreement, shall be paid to Seller as follows:

(a)           on the Effective Date, Purchaser shall deposit with Chicago Title Atlanta National Business Unit, 4170 Ashford Dunwoody Road, Suite 460, Atlanta, GA 30319, Attn: Melissa Hall (404) 419-3227 (“Title Company”) as escrow agent (the “Escrow Agent”) an earnest money deposit in the amount of one percent (1%) of the Purchase Price in immediately available funds (the “Deposit”).  Interest on the Deposit shall belong to the party to whom the Deposit is distributed according to this Agreement and shall be distributed concurrently with the Deposit.  Prior to the expiration of the Due Diligence Period, Title Company shall return the Deposit to Purchaser immediately upon receipt of Purchaser’s notification that this Agreement has terminated. Thereafter, if Purchaser instructs Title Company to return the Deposit, Title Company shall notify Seller of Purchaser’s demand, and, unless Title Company receives, within seven business days of the date of Title Company’s notice to Seller, a notice from Seller objecting to Purchaser’s demand, Title Company shall return the Deposit to Purchaser. Except as provided to the contrary in this Agreement, if Purchaser makes a demand for return of the Deposit and Title Company does receive such a notice from Seller within such time period, then Title Company shall hold the Deposit in escrow in an interest bearing account until the dispute as to which party is entitled to the proceeds of the Deposit is resolved. In the event the sale of the Property as contemplated hereunder is consummated, the Deposit, together with interest thereon, shall be delivered to Seller at Settlement and credited against the Purchase Price; and

(b)           the balance of the Purchase Price plus or minus prorations in accordance with the terms of this Agreement shall be paid to the Title Company for credit to Seller at Settlement by wire transfer in immediately available federal funds.

1.03         Closing Costs.  Seller will pay for the cost of preparing the Deed, the cost of the standard A.L.T.A. coverage premium for an owner’s title commitment and title policy in the amount of the Purchase Price, transfer taxes attributable to recording of the Deed, ½ of any escrow fees and Seller’s attorneys’ fees.

Purchaser will pay for the cost of its inspections, due diligence, appraisals, any costs or premiums to upgrade its owner title policy (whether to extend coverage, add endorsements, or otherwise), the cost of the Survey, ½ of any escrow fees, any other costs it may incur with respect to the transaction contemplated hereby and Purchaser’s attorneys fees.

ARTICLE II

DUE DILIGENCE

2.01         Due Diligence Period.  Purchaser shall have until September 26, 2007 (the “Due Diligence Period”) to conduct its various inspections of the Property.  If, during the Due Diligence Period, as a result of its inspections and reviews, Purchaser shall determine that it is not satisfied with the Property in any respect, then Purchaser shall have the right to terminate this Agreement on written notice to Seller, in which event the Deposit shall promptly be returned to Purchaser and neither party shall have any further liability to the other under this Agreement, except for the obligations and indemnities set forth in this Agreement which survive termination.  Purchaser may elect to waive its right to terminate this Agreement and proceed to Settlement. Purchaser shall give written notice to Seller of its election to terminate this Agreement or its waiver of the right to terminate prior to 5 p.m. Denver, Colorado time on or prior to the expiration date of the Due Diligence Period. In the event Purchaser fails to give said notice, Purchaser shall, subject to Section 2.03(c), be deemed to have waived its right to terminate this Agreement in accordance with this Section 2.01 and the Deposit shall become nonrefundable.

2.02         Access and Inspection.  During the Due Diligence Period, during normal business hours, Seller hereby grants to Purchaser and its agents a license to enter upon the Property for the purpose of inspecting and testing the condition or status of the Property, undertaking tests and inspections Purchaser desires and verifying Seller’s representations, warranties and covenants set forth in this Agreement.

Notwithstanding the foregoing, Purchaser shall not perform any intrusive or destructive testing without the prior written consent of Seller.  Purchaser agrees to return the Property, at Purchaser’s expense, to pre-inspection condition subsequent to any intrusive or destructive testing that is performed by Purchaser or at Purchaser’s direction.  Prior to entry upon the Property to perform any tests or other work, Purchaser shall deliver to Seller a certificate of insurance evidencing liability insurance of at least $2,000,000, naming Seller as an additional insured.  Seller agrees to cooperate reasonably with any such investigations, inspections, or studies made by or at Purchaser’s direction so long as such cooperation is at no expense to Seller and so long as such investigation, inspection or study does not unreasonably interfere with tenants of the Property.  Purchaser will comply with requirements of the tenants of the Property in the process of making its inspections pursuant to this Section 2.02.  Purchaser shall indemnify, defend, and hold harmless Seller and Seller’s  employees from any expenses, damages, liabilities, claims, actions or causes of action, including attorney’s fees or costs, that Seller may suffer or incur arising from Purchaser’s investigations under this Section 2.02, and such obligation shall survive Settlement or the earlier termination of this Agreement.

2.03         Title Commitment; Title Policy.

(a)           Within two days following the Effective Date or, if such day is not a business day, the next business day, Seller shall, to the extent not previously provided, deliver to Buyer a commitment for Owner’s Title Insurance Policy (“Commitment”) issued by Title Company setting forth the state of title to the Property and all exceptions and restrictions of record including deed restrictions, lien and covenants with copies of all documents affecting the Property reflected in the Commitment (“Title Documents”).  In the event any exceptions appear in such Commitment or Title Documents, other than the standard printed exceptions, state, county or city ad valorem taxes and/or assessments not yet delinquent and the Leases, that are unacceptable to Purchaser, then Purchaser shall, within 10 days following the Effective Date  (“Title Objection Date”) or, if such day is not a business day, the next business day, notify Seller in writing of such fact.  Any such exceptions not objected to by Purchaser by the Title Objection Date, together with the standard printed exceptions, state, county or city ad valorem taxes and/or assessments not yet delinquent and the Leases, shall be deemed “Permitted Exceptions.”

(b)           Within two days following the Effective Date or, if such day is not a business day, the next business day, Seller shall, to the extent not previously provided, provide Purchaser with the an updated survey of the Property (the “Survey”).  The Survey shall be certified to Seller and Title Company.  Purchaser may have the Survey certified to Purchaser.  If the Survey indicates the presence of any encroachments by or upon the Property, or other matters which do or could materially adversely affect Purchaser’s use or operation of the Property, and Purchaser gives Seller notice of such matters by September 26, 2007 (the “Survey Objection Date”) (provided Purchaser receives the Survey by September 21, 2007), such matters shall be considered Defects, and the cure provisions set forth in Section 2.03(c) shall apply.  In the event Purchaser does not receive the Survey by September 21, 2007, the Survey Objection Date shall be extended one day for each day the delivery of the Survey is delayed.

(c)           The items described in Sections 2.03 (a) and (b) are collectively referred to as “Title Evidence.”  If the Title Evidence discloses defects, claims, liens, exceptions, or conditions unacceptable to Purchaser (“Defects”) and Purchaser gives timely written notice of objections to the Defects as required in Section 2.03(a) and/or (b) (“Defect Objections”), Seller shall have the option, but not the obligation (other than those required to be removed as set forth in this Agreement) to cure the same.  Seller shall have until eight (8) days after the date of receipt by Seller of the Defect Objections or, if such day is not a business day, the next business day, in which to indicate to Purchaser in writing which of the Defects Seller will cure. If Seller has not notified Purchaser in writing of Seller’s agreement to cure any Defect Objection within such time period, Seller will be deemed to have declined to cure the Defect Objections.  If Seller declines to so cure or remove any Defect Objections, Purchaser shall have until the end of the Due Diligence Period to notify Seller in writing of its election to either (i) terminate this Agreement and neither party shall have any further liability to the other hereunder except with respect to the obligations and indemnities set forth in this Agreement which survive termination; or (ii) waive such requirements in which event such Defects shall be deemed Permitted Exceptions and proceed to Settlement. In the event Purchaser fails to give said notice, Purchaser shall be deemed to have waived its right to terminate this Agreement in accordance with this Section 2.03 in which event such Defects shall be deemed Permitted Exceptions.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.01         Representations and Warranties of Seller.  The phrase “Seller’s Knowledge” as used in this Section 3.01 means the actual knowledge of Seller’s corporate real estate and Denver campus facilities departments and their counsel after reasonable investigation.  Seller represents and warrants as of the Effective Date the following:

(a)           Seller is a duly formed and validly existing entity under the laws of the jurisdiction of its formation;

(b)           this Agreement has been duly authorized, executed and delivered by all necessary action on the part of Seller, constitutes the valid and binding agreement of Seller, and is enforceable against Seller in accordance with its terms; and

(c)           the execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement do not and will not contravene, or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on Seller or result in the creation of any lien or other encumbrance on the Property.

(d)           Seller has not received any written notice regarding any action, any condemnation or other taking by eminent domain, any proceeding, reassessment or special assessment or investigation pending against Seller related to the Property, or against the Property or any part thereof, before any court or governmental department, commission, board, agency or instrumentality (any of the foregoing, an “Authority”), and to the Seller’s Knowledge no such actions are threatened, except as may be specified on Exhibit G attached hereto.

(e)           Except as listed on Exhibit H, there are no contracts or agreements in effect made by or on behalf of Seller or its agents relating to the ownership, construction, leasing, operation, management or maintenance of the Property, including equipment or telecommunications leases, or amendments thereto, that would be binding on a successor owner of the Property.  To Seller’s Knowledge, no party is in default under any of the contracts.

(f)            Except for the lease to Seller and the lease between Addison Avenue Federal Credit Union and CH2M HILL, Inc. dated March 29, 2007 (the “Credit Union Lease”), there are no leases or other occupancy agreements of any kind, whether written or oral, that give any person or entity the right to use or occupy any portion of the Property.  Seller has not delivered or received any notice of default under the Credit Union Lease, and to Seller’s Knowledge, neither Seller nor the credit union is in default under this lease.  Seller is not aware of any bankruptcy, insolvency or similar proceeding affecting the credit union.

(g)           Seller has not received any written notice from any Authority or other third party alleging a violation of any federal, state or local laws regulating hazardous materials or substances with respect to the Property or any operations thereon, and to the Seller’s Knowledge there are no such violations.

(h)           The materials regarding the Property delivered to or made available to Purchaser by Seller are, to the Seller’s Knowledge, taken as a whole, complete copies of the materials referenced therein and Seller is not aware of any material inaccuracies therein.

(i)            Seller is not a “foreign person” as that term is defined in Section 1445(f) of the Code and any similar provisions of applicable state law, and the regulations issued thereunder.

(j)            Seller has not received any written notification from an Authority that the Property is (and Seller has no Knowledge that the Property is) in material violation of any applicable fire, health, building, use, occupancy or zoning laws or any other governmental regulation.

(k)           No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, or other similar proceedings are pending and served, or, to Seller’s Knowledge, threatened, against Seller or the property.  Seller has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller’s properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

3.02         Survival of and Limitations on Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in Section 3.01 shall terminate as of Settlement.

3.03         Representations and Warranties of Purchaser.  Purchaser represents and warrants as follows:

(a)           Purchaser is a duly formed and validly existing entity in good standing under the laws of the jurisdiction of its formation and is duly qualified to transact business in the jurisdiction in which the Property is located. This Agreement has been duly authorized, executed and delivered by all necessary action on the part of Purchaser, and constitutes the valid and binding agreement of Purchaser, and is enforceable against Purchaser in accordance with its terms; and

(b)           the execution and delivery of and the performance by Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser or result in the creation of any lien or other encumbrance on any asset of Purchaser.

3.04         Covenants.  For the period from the Effective Date until the Settlement, Seller covenants and agrees to operate, repair, and maintain the Property in substantially the same manner as operated prior to the Effective Date.  Seller shall not enter into any new contracts with respect to the operation of the Property following the end of the Due Diligence Period which are not cancelable upon 30 days notice.

ARTICLE IV

CONDITIONS PRECEDENT

4.01         Purchaser’s Conditions Precedent.  Purchaser’s obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Seller with the conveyance to Purchaser, at Settlement, of fee simple title to the Property by special warranty deed in the form attached hereto as Exhibit B (the “Deed”), subject only to:  (a) Permitted Exceptions; (b) state and county or city ad valorem taxes and assessments not yet delinquent; (c) Leases or subleases affecting the Property; and (d) such other matters as are accepted by Purchaser prior to Settlement.  The issuance of an owner’s title policy to Purchaser shall be conclusive evidence as to the satisfaction of the condition set forth in this Section 4.01.

4.02         Seller’s Conditions Precedent.  Seller’s obligations hereunder are subject to Seller purchasing the Property from the owners thereof, which purchase shall close immediately prior to the transaction contemplated by this Agreement.

ARTICLE V

“AS IS” SALE

5.01         As-Is Sale.

(a)           Purchaser acknowledges and agrees that it will have been given, before the expiration of the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Purchaser’s choosing.  Purchaser’s failure to terminate this Agreement prior to the expiration of the Due Diligence Period shall conclusively constitute Purchaser’s approval of each and every aspect of the Property, except as otherwise specifically provided herein.

(b)           Except as specifically set forth in Section 3.01, Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, including, but not limited to, representations, warranties, promises, covenants, agreements or guaranties as to, concerning or with respect to (i) the value, nature, quality, structural integrity or condition of the Property or the Improvements, including, without limitation, the water (including groundwater), soil (including repairs, additions or condition thereof), geology and susceptibility to landslides of the Property, (ii) the income to be derived from the Property, the expenses or operations of the Property or the economics of the operation of the Property, (iii) the suitability of the Property or any component or system thereof or thereon for any and all activities and uses which Purchaser may conduct thereon, (iv) the compliance of or by the Property or its operation with any codes, laws, rules, ordinances, regulations, covenants or conditions of any applicable governmental or quasi-governmental authority or body or of any other person or entity, including building or zoning code requirements, (v) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property, (vi) the manner or quality of the construction or materials, incorporated into the Property or the Improvements, (vii) the manner, quality, status of repair or lack of repair of the Property or the Improvements, (viii) the conformity of the Improvements to any plans or specifications for the Property (including any plans and specifications that may have been or which may be provided to Purchaser by Seller); (ix) the sufficiency of any undershoring; (x) the sufficiency of any drainage; (xi) whether the Property is located wholly or partially in any flood plain or flood hazard boundary or similar area; (xii) the existence or non-existence of underground storage tanks; (xiii) any other matter affecting the stability or integrity of the Property or any buildings or improvements situated on or as part of the Improvements; (xiv) the existence or non-existence of any mold, fungus, bacteria and/or biological growth or biological growth factors on or at the Property; (xv) the availability, quality, nature, adequacy and physical condition of public utilities and services for the Property; (xvi) the potential for further development of the Property; (xvii) the existence of vested land use, zoning or building entitlements affecting the Property; (xviii) the quality, nature, adequacy and physical condition of the Property or the Improvements, including the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances; (xix) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property; (xx)  the presence of any Hazardous Materials (as defined below) on, in, under or about the Property or any nearby property; (xxi) the condition of title to the Property; (xxii) the Leases, Service Contracts, or other agreements affecting the Property; or (xxiii) any other matter.  Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Property and all of the other qualities, characteristics and items set forth in the previous sentence, Purchaser is relying solely on its own investigation of the Property and all of the other qualities, characteristics and items set forth in the previous sentence, and not on any information provided or to be provided by Seller.  Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigations or verifications of such information and makes no representations as to the accuracy or completeness of such information.  Seller is not liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Property, or the operations thereof, furnished by any real estate broker, agent, employee, servant or other person. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS,” “WHERE IS” CONDITION AND BASIS WITH ALL FAULTS.  IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.

As used in this Agreement, “Hazardous Materials” means any material, substance or waste designated as hazardous, toxic, radioactive, injurious or potentially injurious to human health or the environment, or as a pollutant or contaminant, or words of similar import, under any Hazardous Materials Law (as defined below), including, but not limited to, mold or other organic contaminants, petroleum and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.  As used in this Agreement, “Hazardous Materials Law” means any federal, state or local law, statute, regulation or ordinance now or hereafter in force, as amended from time to time, pertaining to materials, substances or wastes which are injurious or potentially injurious to human health or the environment or the release, disposal or transportation of which is otherwise regulated by any agency of the federal, state or any local government with jurisdiction over the Property or any such material, substance or waste removed therefrom, or in any way pertaining to pollution or contamination of the air, soil, surface water or groundwater, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), and all similar state or local laws.

ARTICLE VI

INDEMNIFICATION AND LIMITATION OF LIABILITY

6.01         Release and Indemnity.

(a)           Without limiting the provisions of Section 5.01, except for claims of third parties against Purchaser or its successors or assigns, Purchaser on behalf of itself and the Purchaser Related Parties (as defined below) waives its right to recover from the Seller and its affiliates and their respective managers, members, partners, directors, officers, employees and agents (collectively the “Seller-Related Parties”), and forever releases, covenants not to sue and discharges the Seller and the Seller Related Parties from, any and all damages, demands, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever, including attorneys’ fees and costs, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the condition or operation of the Property, including, but not limited to, claims relating to the presence of any Hazardous Materials on, in, under or about the Property, claims relating to latent or patent construction defects, claims relating to the qualities, characteristics and other items set forth in Section 5.01(b) and claims relating to the failure of Seller to disclose any information with respect to the Property.

(b)           The release set forth in Section 6.01(a), above, includes claims, liabilities and other matters of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s willingness to enter into the release and indemnification of the Seller-Related Parties set forth in Section 6.01(a).  In this connection and to the fullest extent permitted by law, Purchaser hereby agrees, represents and warrants on behalf of itself and all Purchaser Related Parties that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, loses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants on behalf of itself and all Purchaser Related Parties that the release and indemnification set forth in Section 6.01(a) have been negotiated and agreed upon in light of that realization and that Purchaser on behalf of itself and all Purchaser Related Parties nevertheless hereby intends to release, discharge and acquit the Seller-Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, except for any liability of Seller for any breach of any representation or warranty set forth in Section 3.01, which shall be subject to the limitations on liability set forth in Section 6.02.

The provisions of this Article VI shall survive the Settlement and the delivery of the Deed.

6.02         Limitation of Liability.

(a)           Purchaser shall look solely to the assets of Seller for the enforcement or collection of any claim against Seller in connection with this Agreement or the transaction contemplated by this Agreement.  Neither any affiliate of Seller nor any of their respective affiliates, officers, directors, employees or agents shall have any liability to Purchaser hereunder.

(b)           Notwithstanding any provision of this Agreement or any document delivered to Purchaser pursuant to this Agreement to the contrary, Seller’s liability under this Agreement and/or all documents delivered to Purchaser pursuant to this Agreement shall be limited to Purchaser’s actual damages (excluding any punitive, consequential, exemplary or special damages) and in no event shall Seller’s liability under this Agreement and/or all documents delivered to Purchaser pursuant to this Agreement exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00), in the aggregate.

(c)           All representations, warranties, agreements and covenants of Seller set forth in this Agreement will, unless specifically provided otherwise in this Agreement, merge with the Deed and will terminate at Settlement and the delivery of the Deed.

ARTICLE VII

SETTLEMENT

7.01         Settlement.  Closing of the transaction contemplated by this Agreement (such action, “Settlement”) shall be held through the Escrow Agent on September 28, 2007 or such date as the parties may otherwise mutually agree (such date the “Settlement Date”).  Possession of the Property shall be delivered to Purchaser at Settlement, subject only to the Permitted Exceptions.

7.02         Seller’s Deliveries.  Seller shall deliver the following (fully executed and notarized where appropriate) to the Escrow Agent for delivery to Purchaser at Settlement:

(a)           the Deed;

(b)           a Bill of Sale in the form attached as Exhibit C (the “Bill of Sale”);

(c)           an affidavit in form acceptable to the Title Company sufficient to remove any exception for mechanics’ and materialmen’s liens and parties in possession (except Seller) and such other matters as the Title Company may reasonably require;

(d)           an affidavit certifying that the Seller is not a foreign entity under the Foreign Investment in Real Property Act;

(e)           a lease in the form of Exhibit D attached hereto (the “Lease”);

(f)            a memorandum of lease in the form of Exhibit E attached hereto (the “Memorandum”);

(g)           a “Settlement Statement” mutually agreeable to the parties;

(h)           all such other documents that are normally transferred at Settlement in the jurisdiction in which the Property is located or are reasonably requested by the Purchaser or its counsel or the Title Company; and

(i)            Reasonable documentation reasonably satisfactory to Purchaser that the Credit Union Lease will become a sublease upon the Settlement.

7.03         Purchaser’s Deliveries.  Purchaser shall deliver the following (fully executed and notarized where appropriate) to the Escrow Agent for delivery to Seller at Settlement:

(a)           the Purchase Price by wire transfer in immediately available funds as provided in Article I of this Agreement;

(b)           the Bill of Sale;

(c)           a Settlement Statement;

(d)           the Lease;

(e)           the Memorandum;

(f)            any other document or agreement required by this Agreement; and

(g)           all such other documents that are normally transferred at Settlement in the jurisdiction in which the Property is located or are reasonably requested by the Seller or, its counsel or the Title Company.

ARTICLE VIII

RISK OF LOSS; CONDEMNATION AND CASUALTY; TERMINATION RIGHTS

8.01         Risk of Loss; Condemnation and Casualty.  Until Settlement, all risk of any loss or damage to all or part of the Property, including eminent domain, shall be and remain on Seller. In the event that such loss or damage shall occur, Seller shall give Purchaser written notice pursuant to this Agreement of such loss or damage along with its estimate of the amount of the loss or damage, within five business days of such event occurring.  In the event of any loss due to eminent domain or damage due to casualty in which the estimate of the loss is greater than One Million Dollars ($1,000,000.00), then within five business days after receipt of Seller’s written notice, Purchaser, at its option by written notice to Seller, may elect to terminate this Agreement in which event the Deposit shall be promptly returned to Purchaser.  In the event that Purchaser does not elect to terminate this Agreement or in the event that the loss is One Million Dollars ($1,000,000.00) or less, Seller shall assign to Purchaser all of its rights, title and interest to the proceeds of any insurance or award covering such loss or damage at Settlement.

8.02         Purchaser’s Default.  AFTER THE EXPIRATION OF THE DUE DILIGENCE PERIOD, IF THE SETTLEMENT DOES NOT OCCUR AS A RESULT OF PURCHASER’S DEFAULT HEREUNDER, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO PURCHASER, WHEREUPON THE DEPOSIT SHALL BE PAID TO SELLER AS

LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY ON ACCOUNT OF SUCH DEFAULT HEREUNDER BY PURCHASER; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT WAIVE OR AFFECT ANY PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, AND NEITHER PARTY SHALL HAVE ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER HEREUNDER, EXCEPT FOR PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF PURCHASER’S DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT.  THE PAYMENT OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES PROVIDED FOR HEREIN IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE, THE REASONABLENESS OF THE AMOUNT OF LIQUIDATED DAMAGES AGREED UPON, AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

Initials:
	Seller	Purchaser

8.03         Default by Seller.  If the Settlement does not occur as a result of Seller’s default hereunder, then Purchaser shall have at its sole election either (a) sue for specific performance of the Seller’s obligations under Section 7.03 or (b) terminate this Agreement by giving written notice thereof to Seller prior to or at Settlement, whereupon Seller shall pay Purchaser all of Purchaser’s actual out-of-pocket damages not to exceed $150,000.00; provided, however, that if Seller takes any action to impede Purchaser’s specific performance action, Seller shall pay for all third party costs and expenses incurred by Purchaser and all of Purchaser’s actual damages without a limit of any kind, and the Escrow Agent shall deliver the Deposit to Purchaser.

ARTICLE IX

BROKERAGE COMMISSION

9.01         Except for Cushman & Wakefield, whose commission shall be paid by the Seller pursuant to a separate agreement between Seller and Cushman & Wakefield, neither Seller nor Purchaser has engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.  Each party shall indemnify, defend and hold the other party harmless against all loss, liability and expense, including reasonable attorney’s fees and costs, suffered by such other party due to a breach of the foregoing representation, covenant, and warranty.  This Section 9.01 shall survive Settlement and the delivery of the Deed or the termination of this Agreement.

ARTICLE X

ESCROW AGREEMENT

10.01       Investment and Use of Funds; Fee.  Upon receipt of counterparts of this Agreement executed by the Purchaser and the Seller and  the Deposit, the Escrow Agent shall promptly (a) invest the Deposit in government insured interest-bearing accounts satisfactory to Purchaser, (b) evidence its receipt and investment of the Deposit by executing the counterparts of the Agreement, and (c) provide Purchaser and Seller with fully executed counterparts of this Agreement.  The Escrow Agent shall not commingle the Deposit with any funds of the Escrow Agent or others.

10.02       Termination of Escrow.  Subject to Section 1.02(a), upon not less than five business days prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Deposit to the party requesting the same; provided, however, that if the other party shall, within said five business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Deposit, Escrow Agent shall retain the Deposit until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Deposit, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Deposit to a particular party, in which event the Deposit shall be delivered in accordance with such notice, instructions, order, decree or judgment.

10.03       Interpleader.  Seller and Purchaser mutually agree that in the event of any controversy regarding the Deposit, unless mutual written instructions are received by the Escrow Agent directing the Deposit’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Deposit or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Deposit with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees.  Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

ARTICLE XI

MISCELLANEOUS

11.01       Notice.  Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (a) hand delivery, (b) one business day after being deposited with a reliable overnight courier service, with receipt acknowledgment requested, (c) upon receipt if transmitted by confirmed facsimile, or (d) three business days after deposit if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

IF TO PURCHASER:	c/o Wells Real Estate Funds 6200 The Corners Parkway Norcross, Georgia 30092

Attn:	Joe Oglesby Senior Vice President - Acquisitions
Fax No.: 770-243-8510

WITH A COPY TO:	DLA Piper US LLP 153 Townsend Street Suite 800 San Francisco, California 94107
	Attn:	Stephen A. Cowan
Fax No.: 415-659-7500

IF TO SELLER:	CH2M Hill, Inc. 9191 S. Jamaica Street Englewood, CO 80112
	Attn:	John H. Degnan III
Director - Corporate Real Estate
Fax No.: 720-286-8042

WITH A COPY TO:	CH2M Hill, Inc. 9191 S. Jamaica Street Englewood, CO 80112
	Attn:	Benjamin M. Chin
Corporate Counsel
Fax No.: 720-286-9204

or such other address as either party may from time to time specify in writing to the other.

11.02       Assignment; Successors and Assigns.  Except as otherwise provided in Section 11.11, Purchaser may not assign its rights hereunder without the prior written consent of Seller. No assignment shall release Purchaser from liability hereunder.  All rights and obligations of Seller and Purchaser under this Agreement shall inure to and be binding on their respective successors and assigns.

11.03       Severability.  If any provision of this Agreement shall be in violation of any applicable law or unenforceable for any reason, the invalidity or unenforceability of any provision shall not invalidate or render unenforceable any other provision  hereof, which other provisions shall remain in full force and  effect.

11.04       Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto.

11.05       Modification.  This Agreement may be modified only by a written instrument duly executed by the Purchaser and Seller hereto.  Any modification to Article X must be by a written instrument also executed by Escrow Agent.

11.06       Incorporation by Reference.  All of the exhibits attached to this Agreement are by this reference incorporated herein and made a part hereof.

11.07       Time is of the Essence.  Time is of the essence with respect to every provision of this Agreement.

11.08       No Presumption.  The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

11.09       Days.  If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal federal holiday, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not business days.  A “business day” shall mean any day other than a Saturday, Sunday or legal federal holiday.

11.10       Applicable Law.  This Agreement shall be construed, performed and enforced in accordance with the laws of the jurisdiction in which the Property is located.

11.11       Like-Kind Exchange.  Each of Purchaser and Seller reserves the right to assign its rights under this Agreement (but without release of its obligations herein) to a third party who may purchase or sell and thereafter exchange the Property in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended.  Such exchange shall be accomplished at no additional expense or delay to the other party and each party agrees to indemnify the other against any claims or liabilities resulting solely from such party structuring the transaction as an exchange, rather than a direct purchase.

11.12       Confidentiality.  Purchaser shall keep confidential the existence and terms of this Agreement and all documents, items, materials, data and information furnished or otherwise made available by Seller pursuant to this Agreement, and in the event this Agreement is terminated for any reason other than consummation of the transaction contemplated hereby at Settlement, Purchaser shall immediately return to Seller all such documents, items and material furnished or otherwise made available by Seller, including all copies thereof made by Purchaser; provided, however, these obligations shall terminate at the Settlement.  As used herein, the term “keep confidential” shall mean that Purchaser shall not disclose or publish the data and information to any person or entity other its officers, directors, lenders, attorneys or accountants involved in the negotiation and consummation of this transaction.  Purchaser hereby agrees to indemnify and defend Seller and hold Seller harmless against any injury, loss or damage suffered by Seller as a result of any breach of this confidentiality provision, which indemnity shall survive Settlement or the termination of this Agreement.  Notwithstanding the foregoing, the information provided under the Confidentiality Agreement between Wells Real Estate Funds and CH2M Hill Companies, Ltd. dated August 27, 2007 shall be governed under the terms of such Agreement  (including survival of its terms after the Settlement Date) and shall expire in accordance with its terms.

11.13       Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof.  All counterparts hereof shall collectively constitute a single agreement.  Signatures to this Agreement may be transmitted by facsimile and such signatures shall be deemed to be originals.

11.14       No Personal Liability.  Notwithstanding anything appearing to the contrary in this Agreement, or any other document executed in connection with the transactions contemplated hereby, neither party hereto shall be entitled to enforce the liability and obligation of the other to pay, perform, and observe the obligations contained in this Agreement by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee, or employee of the other party (or any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of such party, or any director, officer, employee, agent, manager or trustee of any of the foregoing).

11.15       OFAC Compliance.  Each Seller and Purchaser represents, warrants and covenants to and for the benefit of the other parties as follows for so long as this Agreement remains in effect: (i) it if not acting, and will not act, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons,” or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury; and (ii) it is not engaged, and will not be engaged, directly or indirectly, in any dealings or transactions, and is not and will not be otherwise associated with, any such person, group, entity or nation.

 [Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties as of the Effective Date.

Seller:	CH2M Hill, Inc., a Florida corporation

By:
	Name:	Brian Shelton
	Title:	Vice President & Treasurer

Purchaser:	Wells REIT II — South Jamaica Street, LLC, a Delaware limited liability company

By: Wells Operating Partnership II, L.P., a Delaware limited partnership, its sole member

By: Wells Real Estate Investment Trust II, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

Escrow Agent:	Chicago Title Company, an Illinois corporation

By:
Name:
Title:

Schedule of Exhibits:

Exhibit A — Legal Description

Exhibit B — Form of Deed

Exhibit C — Bill of Sale

Exhibit D — Form of Lease

Exhibit E — Form of Memorandum of Lease

Exhibit F — Personal Property List

Exhibit G — List of Proceedings and Other Disclosures

Exhibit H — List of Contracts

EXHIBIT A

LEGAL DESCRIPTION

Lot 1A, Block 26, Meridian Office Park Filing No. 1, 24th Amendment, Douglas County, Colorado.  Also known as 9191 Jamaica Street (West Building) and 9193 Jamaica Street, Englewood, Colorado 80112 (South Building).

Lot 1A, Block 27, Meridian Office Park Filing No. 1, 24th Amendment, according to the plat thereof recorded December 21, 2001 under Reception No. D1125339, Douglas County, Colorado.  Also known as 9189 Jamaica Street, Englewood, Colorado 80112 (North Building).

Lot 2A, Block 27, Meridian Office Park, Filing No. 1, 24th Amendment, County of Douglas, State of Colorado. Also known as 9127 Jamaica Street, Englewood, Colorado 80112 (East Building).

A-1

EXHIBIT B

FORM OF DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NAME:

ADDRESS:

ATTN:

CITY:

STATE:

ZIP:

SPECIAL WARRANTY DEED

CH2M HILL, Inc., a Florida corporation (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by                             , a                              (hereinafter called “Grantee”), the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee (1) the land described in Annex A attached hereto and hereby made a part hereof, and (2) all other rights, titles and interests of Grantor in and to (a) such land, (b) the buildings and other improvements situated on such land, (c) any fixtures and other property affixed thereto and (d) the adjacent streets, alleys and rights-of-way (all of the property interests conveyed hereby being hereinafter collectively referred to as the “Property”); however, this conveyance is made by Grantor and accepted by Grantee subject to all taxes and assessments that are liens not yet due and payable and all matters disclosed by the survey dated [September    ,  2007] and all encumbrances of record (the  Encumbrances”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto belonging unto Grantee, its successors and assigns, forever, and Grantor does hereby bind Grantor and Grantor’s successors and assigns to warrant and forever defend all and singular the said premises unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise; subject, however, to the Encumbrances. Except as expressly set forth in the preceding sentence, Grantor makes no warranty of title, express or implied.

Grantee hereby assumes the obligations (including any personal obligations) of Grantor, if any, created by or under, and agrees to be bound by the terms and conditions of, the Encumbrances to the extent that the same concern or apply to the land or improvements conveyed by this Deed.

IN WITNESS WHEREOF, Grantor and Grantee have signed this Deed to be effective as of                              2007.

B-1

CH2M HILL, INC., a Florida corporation

By:
Name:	Brian R. Shelton
Title:	Vice President and Treasurer

STATE OF	§
§
COUNTY OF	§

This Deed was acknowledged before me this                          , 2007, by Brian R. Shelton, Vice President and Treasurer of CH2M HILL, Inc., a Florida corporation, on behalf of such corporation.

Notary Public, State of

(printed name)

My commission expires:

Annex A

LEGAL DESCRIPTION

Lot 1A, Block 26, Meridian Office Park, Filing No. 1, 24th Amendment, County of Douglas, State of Colorado.  Also known as 9191 Jamaica Street (West Building) and 9193 Jamaica Street, Englewood, Colorado 80112 (South Building).

Lot 1A, Block 27, Meridian Office Park, Filing No. 1, 24th Amendment, County of Douglas, State of Colorado.  Also known as 9189 Jamaica Street, Englewood, Colorado 80112 (North Building).

Lot 2A, Block 27, Meridian Office Park, Filing No. 1, 24th Amendment, County of Douglas, State of Colorado.  Also known as 9127 Jamaica Street, Englewood, Colorado 80112 (East Building).

B-2

EXHIBIT C

FORM OF BILL OF SALE

BILL OF SALE

                               , a                                  (“Grantor”), for good and valuable consideration to Grantor in hand paid by                                , a                                  (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell and deliver to Grantee all of Grantor’s right, title and interest, if any, in and to the Personal Property (as defined in that certain Agreement of Purchase and Sale dated as of                , 200    between Grantor and Grantee (the “Purchase Agreement”)).

The Personal Property is in a used condition, and Grantor is neither a manufacturer, nor distributor of, nor dealer nor merchant in, said Personal Property.  Grantor makes no representations, express or implied, as to the condition or state of repair of the Personal Property, including warranties of fitness or merchantability, it being expressly understood that the Personal Property is being sold to Grantee in its present “AS IS, WHERE IS” condition and with all faults.  By acceptance of delivery of the Personal Property, Grantee affirms that it has not relied on Grantor’s skill or judgment to select or furnish said Personal Property for any particular purpose, and that Grantor makes no warranty that said Personal Property is fit for any particular purpose and that there are no representations or warranties, express, implied or statutory.

C-1

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the             day of               , 200   .

Grantor:	CH2M Hill, Inc., a Florida corporation

By:
Name:
Title:

Date:

Grantee:

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF LEASE

D-1

EXHIBIT E

FORM OF MEMORANDUM OF LEASE

This memorandum of lease (the “Memo”), as of September     , 2007, is by and between  Wells REIT II — South Jamaica Street, LLC, a Delaware limited liability company (“Landlord”) and CH2M HILL, Inc., a Florida corporation (“Tenant”).

Recitals

A.            Landlord, pursuant to the provisions of the lease as of September    , 2007 (the “Lease”), leased to Tenant the company campus (more particularly described in the Lease, Exhibit A, the “Premises”) containing office buildings located at 9127, 9189, 9191, and 9193 South Jamaica Street, Englewood, Colorado 80112 (the “Buildings”).

B.            The provisions of said Lease specify that the Commencement Date of September     , 2007.

NOW, THEREFORE, in consideration of the covenants and provisions in this Memo, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.             Confirmation of Defined Terms.  All terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Memo.

2.             Confirmation of Commencement Date and Term.  The Commencement Date is hereby confirmed to be September   , 2007, and the Term is hereby confirmed from and including September     , 2007, to and including                           , 2017.

Landlord and Tenant have duly executed this document as of the above day and year.

Landlord: Wells REIT II — South Jamaica Street, LLC, a Delaware limited liability company	Tenant: CH2M HILL, Inc.

By: Wells Operating Partnership II, L.P., a Delaware limited partnership, its sole member	By:
Print Name:
By: Wells Real Estate Investment Trust II, Inc., a	Title:
Maryland corporation, its general partner

By:
Print Name:
Title:

E-1

EXHIBIT F

PERSONAL PROPERTY LIST

1.             all equipment and fixtures permanently attached to the buildings (including all mechanical, HVAC, electrical, plumbing, life safety and security systems and their associated equipment and components in place), but excluding furniture, cafeteria/kitchen equipment and improvements, data center equipment and improvements, fixtures and equipment owned or leased by the tenant and all voice and data systems.

2.             spare or replacement parts for building equipment in inventory at lease expiration as extended.

3.             exterior courtyard furniture.

F-1

EXHIBIT G

LIST OF PROCEEDINGS AND OTHER DISCLOSURES

None.

G-1

EXHIBIT H

LIST OF CONTRACTS

None.

H-1